Exhibit 4.4

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 23rd day of April, 2001, by and among ROANOKE ELECTRIC STEEL CORPORATION (the “Borrower”), the Lenders which have caused this Amendment to be executed on their behalf (the “Required Lenders”) and FIRST UNION NATIONAL BANK (the “Agent”).

The Borrower, the Lenders which are parties thereto and the Agent are parties to a Credit Agreement dated as of December 15, 1998 (as amended by Amendment to Credit Agreement dated as of February 25, 1999, and a Second Amendment to Credit Agreement dated as of October 3, 2000, the “Credit Agreement”), and they now desire to amend certain provisions of the Credit Agreement as provided herein.

Accordingly, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent hereby agree as follows:

1. Defined Terms. Capitalized terms used herein which are not otherwise defined herein will have the meanings assigned thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Borrower, the Required Lenders and the Agent agree that the following provisions of the Credit Agreement are amended as follows:

2.1 Definitions. Section 1.1 of the Credit Agreement is amended by adding the following defined terms:

“Accounts” means all “Accounts” (as defined in the Security Agreement and each Subsidiary Security Agreement) now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

“Account Debtor” means, with respect to any Account, any Person obligated to make payment thereunder, including, without limitation, any account debtor thereon.

“Borrowing Base” means (i) during any time that the Net Funded Debt to EBITDA Ratio is less than or equal to 3.00 to 1, the Aggregate Revolving Credit Commitment, and (ii) during any time that the Net Funded Debt to EBITDA Ratio exceeds 3.00 to 1, the sum of (x) seventy-five percent (75%) of the Net Unpaid Balance of all Eligible Accounts and (y) twenty-five percent (25%) of all Eligible Inventory.

“Borrowing Base Certificate” means a certificate of the Borrower in form satisfactory to the Agent containing a computation of the Borrowing Base.

“Eligible Accounts” means all billed Accounts for goods delivered or services rendered owing to the Borrower or any of its Subsidiaries as to which the Agent as agent for the Lenders has a first priority perfected security interest, excluding:

(i) Accounts arising out of sales that are not in the ordinary course of the business of the Borrower and its Subsidiaries, unless otherwise agreed to by the Agent;

(ii) Accounts on terms other than those normal or customary in the business of the Borrower and its Subsidiaries;

(iii) Accounts which are outstanding more than 30 days past the due date set forth in the invoice with respect thereto;

(iv) Accounts of any Account Debtor if 50% or more of the Accounts of such Account Debtor are more than 30 days past the due date set forth in the invoice with respect thereto;

(v) Accounts the liability for which has been disputed by the Account Debtor, but only to the extent of the portion thereof in dispute, or any Account that is subject to any setoff or counterclaim of any nature whatsoever;

(vi) Accounts owing from any Person that shall take or be the subject of any insolvency or bankruptcy proceeding;

(vii) Accounts owing from any Person that is (1) a Subsidiary or Affiliate of the Borrower, (2) an officer, director or employee of the Borrower or any of its Subsidiaries, or members of their immediate families, or (3) a stockholder of the Borrower owning in excess of one percent (1%) of the outstanding capital stock of the Borrower;

(viii) Accounts arising out of sales to Account Debtors outside the United States to the extent the obligations of such Account Debtors are in excess of $5,000,000;

(ix) Accounts arising out of sales on a bill-and-hold, guaranteed sale, sale or return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

(x) Accounts owing from an Account Debtor that is an agency, department or instrumentality of the United States or any state governmental authority in the United States;

(xi) Accounts that are subject to any prior assignment or security interest, lien, claim or encumbrance of any kind in favor of any Person other than the Agent;

(xii) C.O.D. sales, whether or not such sales are accompanied by a sight draft;

(xiii) any conditional sales agreement or other agreement pursuant to which the Borrower or any of its Subsidiaries has retained title to the goods sold or a lien thereon (other than a lien arising by operation of law) to secure payment of the Account;

(xiv) Accounts due from any Account Debtor whose total obligations to the Borrower and its Subsidiaries exceed 20% of all Eligible Accounts to the extent the obligations of such Account Debtor are in excess of such percentage;

(xv) any other Accounts, the validity, collectibility or amount of which are determined in good faith by the Borrower, any of its Subsidiaries or the Agent to be doubtful, or which are otherwise unacceptable to the Agent, in its sole discretion.

“Eligible Inventory” means all raw materials and finished goods Inventory of the Borrower or any of its Subsidiaries, valued at the lower of cost or fair market value, (i) which is physically located in the continental United States on premises owned by the Borrower or any of its Subsidiaries (or, if such premises are owned by a third Person, such Person has waived or subordinated any landlord’s lien it may have, in a form satisfactory to the Agent and its counsel), (ii) in which the Agent as agent for the Lenders has a first priority perfected security interest, (iii) for which neither the Borrower nor any of its Subsidiaries has received a prepayment, (iv) which has not been returned to the Borrower or any of its Subsidiaries by any purchaser thereof, (v) which is not supplies (other than raw materials) or packaging, (vi) which is of a kind usually and customarily sold by the Borrower or any of its Subsidiaries and which is not, because of damage, age, unmerchantability, obsolescence or any other condition or circumstance, materially impaired in condition, value or marketability in the good faith opinion of the Agent, the Borrower or any of its Subsidiaries, and (vii) which is not otherwise unacceptable to the Agent, in its sole discretion.

“Inventory” means all “Inventory” (as defined in the Security Agreement and each Subsidiary Security Agreement) now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

“Net Unpaid Balance” means, for any day, the unpaid balance of an Eligible Account on such date not including any unearned finance charges, late payment charges or other charges, or any extension, service or collection fees with respect thereto.

2.2 Revolving Credit Loans. Section 2.1 of the Credit Agreement is amended to read as follows:

Section 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; provided that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Borrowing Base or (ii) the Aggregate Revolving Credit Commitment, and (b) the principal amount of outstanding Revolving Credit Loans from any Lender to the Borrower shall not at any time exceed such Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

2.3 Borrowing Base Certificate. A new subsection (c) is added to Section 2.2 of the Credit Agreement as follows:

(c) Borrowing Base Certificate. During any time that the Net Funded Debt to EBITDA Ratio exceeds 3.00 to 1, the Borrower shall provide to the Agent, concurrently with its delivery to the Agent of a Notice of Borrowing under subsection (a) above, a Borrowing Base Certificate executed by the chief financial officer of the Borrower setting forth the Borrowing Base as of the date of such Notice of Borrowing.

2.4 Mandatory Repayment of Excess Loans. Subsection (b) of Section 2.3 of the Credit Agreement is amended to read as follows:

(b) Mandatory Repayment of Excess Loans. If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the lesser of (i) the Borrowing Base or (ii) the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately upon notice from the Agent, by payment to the Agent for the account of the Lenders, the Revolving Credit Loans in an amount equal to such excess. Each such repayment shall be accompanied by accrued interest on the amount repaid and any amount required to be paid pursuant to Section 4.9

2.5 Mandatory Prepayment from Fixed Asset Proceeds. A new subsection (d) is added to Section 3.3 of the Credit Agreement as follows:

(d) Mandatory Prepayment from Excess Disposition Proceeds. Any and all proceeds in excess of $2,000,000 in the aggregate during any Fiscal Year derived from the sale or other disposition of assets pursuant to Section 10.6(b) hereof (such proceeds being hereinafter referred to as “Excess Disposition Proceeds”) shall be used by the Borrower or its Subsidiaries, as applicable, to prepay the Terms Loans as hereinafter provided. Not later than five (5) Business Days after the Borrower’s or any of its Subsidiaries’ receipt of any Excess Disposition Proceeds, the Borrower shall send irrevocable notice to the Agent specifying (i) the date if receipt of such Excess Disposition Proceeds, (ii) the amount of such Excess Disposition Proceeds, (iii) the date (which date shall not be less than three (3) Business Days nor more than five (5) Business Days from the date of such notice; provided that if any amount described in Section 4.9 would be required to be paid if such prepayment were made within five (5) Business Days from the date of such notice, then the Borrower shall specify a date no later than the last day of the Interest Period then applicable to the Term Loans) on which the Borrower or such Subsidiary shall prepay the Term Loans. Upon receipt of such notice, the Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments of principal of the Term Loans in an aggregate amount of less than $10,000,000 shall be applied ratably (to each Term Loan in accordance with each Lender’s respective Term Loan Percentage) to reduce the scheduled principal payments due under such Term Loan in their inverse chronological order of maturity. Partial prepayments of principal of the Term Loans in an aggregate amount equal to or greater than $10,000,000 shall be applied ratably (to each Term Loan in accordance with each Lender’s respective Term Loan Percentage) to reduce by an equal amount each of the remaining scheduled principal payments due under such Term Loan.

2.6 Applicable Margin. Subsection (c) of Section 4.1 of the Credit Agreement is amended to read as follows:

(c) Applicable Margin. The Applicable Margin provided for in Section 4.1(a) with respect to the Revolving Credit Loans and the Term Loans

(the “Applicable Margin”) shall be determined by reference to the Net Funded Debt to EBITDA Ratio in accordance with the following table:

RATIO	APPLICABLE MARGIN
Net Funded Debt to EBITDA Ratio	REVOLVING CREDIT LOANS		TERM LOANS
	Base Rate	LIBOR Rate	LIBOR Rate
Less than 1.25 to 1	0%	.50%	1.00%
Equal to or greater than 1.25 to 1 but less than 1.75 to 1	0%	.75%	1.50%
Equal to or greater than 1.75 to 1 but less than 2.25 to 1	0%	1.25%	2.00%
Equal to or greater than 2.25 to 1 but less than 3.00 to 1.50%		1.75%	2.50%
Equal to or greater than 3.00 to 1 but less than 3.75 to 1.50%		2.25%	3.00%
3.75 to 1 or greater	.50%	2.50%	3.50%

The Applicable Margin shall be automatically adjusted five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1(a) or (b) and an Officer’s Compliance Certificate pursuant to Section 7.2 demonstrating to the Agent’s satisfaction that there has been a change in the Net Funded Debt to EBITDA Ratio which would cause a change in the Applicable Margin in accordance with the preceding table. Subject to Section 11.3, in the event that the Borrower is delinquent in delivering to the Agent any Consolidated financial statements of the Borrower and its Subsidiaries by the date specified therefor in Section 7.1 or any Officer’s Compliance Certificate by the date specified therefor in Section 7.2, the Applicable Margin shall be nonetheless adjusted at the time such delinquent Consolidated financial statements and/or Officer’s Compliance Certificate are received by the Agent (with such adjustment being retroactive to the date which is five (5) Business Days after the last date by which such delinquent Consolidated financial statements and Officer’s Compliance Certificate should have been delivered to the Agent hereunder) based on the Net Funded Debt to EBITDA Ratio determined by reference to such delinquent Consolidated financial statements and Officer’s Compliance Certificate.

2.7 Facility Fee Percentages. Subsection (c) of Section 4.3 of the Credit Agreement is amended to read as follows:

(c) Facility Fee Percentages. The Facility Fee Percentage provided for in Section 4.3(b) (the “Facility Fee Percentage”) shall be determined by reference to the Net Funded Debt to EBITDA Ratio in accordance with the following table:

Net Funded Debt to EBITDA Ratio	Facility Fee Percentage
Less than 1.25 to 1.20%
Equal to or greater than 1.25 to 1 but less than 1.75 to 1.25%
Equal to or greater than 1.75 to 1 but less than 2.25 to 1.30%
Equal to or greater than 2.25 to 1 but less than 3.00 to 1.35%
Equal to or greater than 3.00 to 1 but less than 3.75 to 1.40%
3.75 to 1 or greater	.45%

The Facility Fee Percentage shall be automatically adjusted five (5) Business Days after the date on which the Agent receives Consolidated financial statements of the Borrower and its Subsidiaries pursuant to Section 7.1 (a) or (b) and an Officer’s Compliance Certificate pursuant to Section 7.2 demonstrating to the Agent’s satisfaction that there has been a change in the Net Funded Debt to EBITDA Ratio which would cause a change in the Facility Fee Percentage in accordance with the preceding table. Subject to Section 11.3, in the event that the Borrower is delinquent in delivering to the Agent any Consolidated financial statements of the Borrower and its Subsidiaries by the date specified therefor in Section 7.1 or any Officer’s Compliance Certificate by the date specified therefor in Section 7.2, the Facility Fee Percentage shall be nonetheless adjusted at the time such delinquent Consolidated financial statements and/or Officer’s Compliance Certificate are received by the Agent (with such adjustment being retroactive to the date which is five (5) Business Days after the last date by which such delinquent Consolidated financial statements and Officer’s Compliance Certificate should have been delivered to the Agent hereunder) based on the Net Funded Debt to EBITDA Ratio determined by reference to such delinquent Consolidated financial statements and Officer’s Compliance Certificate.

2.8 Monthly Financial Statements. A new subsection (d) is added to Section 7.1 of the Credit Agreement as follows:

(d) Monthly Financial Statements. As soon as practicable and in any event within twenty-five (25) days after the end of each calendar month (other than the last month of any fiscal quarter of the Borrower and its Subsidiaries or the last month of any Fiscal Year), an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of such calendar month and unaudited Consolidated statements of income, retained earnings and cash flows for the calendar month then ended.

2.9 Borrowing Base Certificate. A new subsection (e) is added to Section 7.1 of the Credit Agreement as follows:

(e) Borrowing Base Certificate. During any time that there are Revolving Credit Loans outstanding hereunder and the Net Funded Debt to EBITDA Ratio exceeds 3.00 to 1, as soon as practicable and in any event within twenty-five (25) days after the end of each calendar month, a Borrowing Base Certificate executed by the chief financial officer of the Borrower setting forth the Borrowing Base as of the last day of such month.

2.10 Fixed Charge Coverage Ratio. Section 9.1 of the Credit Agreement is amended to read as follows:

Section 9.1 Fixed Charge Coverage Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated EBITDA for the four-quarter period ending on the date of measurement, to (y) the sum of Current Maturities of Long-Term Debt as of the date of measurement and Consolidated Interest Expense for such four-quarter period, which is not less than (i) 1.25 to 1 at any time from February 1, 2001, through and including April 30, 2001, (ii) 1.00 to 1 at any time from May 1, 2001, through and including January 31, 2002, (iii) 1.10 to 1 at any time from February 1, 2002, through and including April 30, 2002, (iv) 1.35 to 1 at any time from May 1, 2002, through and including July 31, 2002, or (v) 1.50 to 1 at August 1, 2002, or at any time thereafter.

2.11 Funded Debt to Cash Flow Ratio. Section 9.2 of the Credit Agreement is amended to read as follows:

Section 9.2 Funded Debt to Cash Flow Ratio. Maintain a ratio, measured as of the end of each fiscal quarter of the Borrower, of (x) Consolidated Funded Debt as of the date of measurement, to (y) Consolidated EBITDA for the four-quarter period ended on the date of measurement, which is not greater than (i) 3.75 to 1 at any time from February 1, 2001, through and including April 30, 2001, (ii) 4.65 to 1 at any time from May 1, 2001, through and including July 31, 2001, (iii) 5.00 to 1 at any time from August 1, 2001, through and including October 31, 2001, (iv) 4.55 to 1 at any time from November 1, 2001, through and including January 31, 2002, (v) 3.75 to 1 at any time from February 1, 2002, through and including April 30, 2002, or (vi) 3.00 to 1 at May 1, 2002, or at any time thereafter.

2.12 Limitations on Loans, Advances, Investments and Acquisitions. Subsection (d) of Section 10.4 of the Credit Agreement is amended to read as follows:

(d) investments by the Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if (i) prior to the consummation of such acquisition, the Borrower shall have provided to the Agent and each of the Lenders financial projections, prepared in accordance with GAAP and otherwise in form acceptable to the Agent and each of the Lenders, demonstrating to the satisfaction of the Required Lenders, on a pro-forma basis, that upon completion of such acquisition, the Borrower shall be in compliance with each of the financial covenants described in Article 9, (ii) the business or line of business being acquired is a business in substantially the same fields as the businesses conducted by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, and (iii) no single such acquisition and all such acquisitions taken as a whole shall obligate the Borrower and its Subsidiaries to pay an amount (including the amount of cash paid, the amount of Debt incurred and the value of stock and other securities issued in connection therewith) in excess of $7,500,000; and

2.13 Limitations on Capital Expenditures. A new section, numbered Section 10.12, is added to the Credit Agreement as follows:

Section 10.12 Limitations on Capital Expenditures. Expend for capital expenditures (as defined and classified in accordance with GAAP) an amount in excess of (a) $6,750,000 during the Fiscal Year ending October 31, 2001, (b) $8,500,000 during the Fiscal Year ending October 31, 2002, and (c) during each succeeding Fiscal Year, forty percent (40%) of Consolidated EBITDA for the immediately preceding Fiscal Year; provided, however, that to the extent any such amount remains unexpended at the end of any such Fiscal Year, such unexpended amount may be carried forward by the Borrower and its Subsidiaries to the immediately succeeding Fiscal Year only.

3. Representations. To induce the Required Lenders and the Agent to enter into this Amendment, the Borrower represents and warrants to the Lenders and the Agent that:

3.1 The Borrower is in compliance with all of the terms, covenants and conditions of the Credit Agreement, as amended by this Amendment, and all of the terms, covenants and conditions of each of the other Loan Documents to which it is a party.

3.2 There exists no Default or Event of Default.

3.3 The representations and warranties contained in Article 6 of the Credit Agreement are, except to the extent that they relate solely to an earlier date, true with the same effect as though such representations and warranties had been made on the date hereof.

4. Effectiveness of Amendment. Upon (i) the execution and delivery to the Agent of counterparts of this Amendment by the Borrower and the Required Lenders (as defined in the Credit Agreement), (ii) the execution by the Guarantors of the Consent of Guarantors attached hereto, and (iii) the payment by the Borrower to the Agent on behalf the Lenders of an amendment fee in the amount of $365,625, this Amendment will be effective as of the date first written above.

5. Reaffirmation. Except as expressly amended hereby, the terms of the Credit Agreement will remain in full force and effect in all respects, and the Borrower hereby reaffirms its obligations under the Credit Agreement and under each of the other Loan Documents to which it is a party.

6. References. All references to the Credit Agreement in the other Loan Documents or any other document or instrument that refers to the Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment.

7. Applicable Law. This Amendment will be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without reference to the conflicts or choice of law principles thereof.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and will be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first written above.

ROANOKE ELECTRIC STEEL CORPORATION,
as Borrower

By:
Name:
Title:

FIRST UNION NATIONAL BANK,
as Agent and Lender

By:
Name:
Title:

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WACHOVIA BANK, N.A.,
as Lender

By:
Name:
Title:

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BANK OF AMERICA, N.A.,
as Lender

By:
Name:
Title:

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SUNTRUST BANK,
as Lender

By:
Name:
Title:

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CONSENT OF GUARANTORS

Each of the undersigned Guarantors has guaranteed all obligations of the Borrower owing to the Agent and the Lenders, in each case pursuant to either a Guaranty Agreement dated as of December 15, 1998, or a Guaranty Agreement dated as of January 19, 1999 (each, a “Guaranty,” and collectively, the “Guaranties”). Each of the undersigned Guarantors hereby consents and agrees to the terms of the foregoing Third Amendment to Credit Agreement, and, without limiting the generality of the terms of the Guaranties, each of the undersigned Guarantors hereby agrees that (i) the foregoing Third Amendment to Credit Agreement does not release, impair or otherwise limit any of such Guarantor’s obligations under the Guaranty to which it is a party, (ii) the Guaranty to which such Guarantor is a party remains in full force and effect in all respects, and (iii) all indebtedness and other obligations of the Borrower under the Credit Agreement, as amended by the foregoing Third Amendment to Credit Agreement, are secured by the collateral described in the Subsidiary Security Agreement to which such Guarantor is a party.

JOHN W. HANCOCK, JR., INCORPORATED

By:
Name:
Title:

SOCAR, INC.

By:
Name:
Title:

RESCO STEEL PRODUCTS CORPORATION

By:
Name:
Title:

SHREDDED PRODUCTS CORP.

By:
Name:
Title:

ROANOKE TECHNICAL TREATMENT & SERVICES, INC.

By:
Name:
Title:

SOCAR OF OHIO, INC.

By:
Name:
Title:

STEEL OF WEST VIRGINIA, INC.

By:
Name:
Title:

SWVA, INC.

By:
Name:
Title:

MARSHALL STEEL, INC.

By:
Name:
Title:

STEEL VENTURES, INC.

By:
Name:
Title: